Exhibit 23.1


                     CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors
Culligan Water Technologies, Inc.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                     /s/ KPMG Peat Marwick LLP


Chicago, Illinois
February 5, 1998